February 19, 2019

Re: Trading Service

Dear Members:

As you may be aware, Cardinal Ethanol, LLC (the "Company") is evaluating certain strategic opportunities available to the Company. The Company is considering many options, including exploring a potential sale of the facility. The Company anticipates that during this exploration process there will be insufficient material information available to all of our Members on an equal basis. As such, the Company has determined that it is in the best interest of our Members and our Company to suspend any and all trades through the FNC Ag Stock, LLC trading service (the "Cardinal QMS") effective as of February 19, 2019.

The Company will continue to monitor and evaluate the situation and will communicate with our Members in the event trading on the Cardinal QMS is permitted to resume.

For additional information, please see the attached Press Release published as of today's date, or contact me at (765) 964-3137.

Sincerely,

/s/ Jeffrey Painter

Jeffrey Painter, CEO and President

1554 N. 600 E, Union City, IN 47390; Phone: (765)964-3137; Fax: (765)964-3349